                                                                 Exhibit 10(xvi)





                    THE PENSION PLAN FOR SALARIED EMPLOYEES
                               OF CO-STEEL LASCO
                          A DIVISION OF CO-STEEL INC.
                   As Amended and Restated as of July 1, 1997





                                 December, 1998











Salaried Employees of Co-Steel Lasco A Division of Co-Steel Inc.
Amended and Restated July 1, 1997
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                                                                          Page 1


                               Table of Contents

PART 1 - COMMON PROVISIONS...............................................   4

   SECTION 1 - ESTABLISHMENT OF THE PLAN.................................   5
   SECTION 2 - DEFINITIONS...............................................   6
   SECTION 3 - PENSION FUND..............................................   9
       3.01  Contributions to the Pension Fund...........................   9
       3.02  Pension Fund Administration.................................   9
       3.03  Limits on Investments.......................................   9
       3.04  Provision of Benefits.......................................   9
       3.05  Expenses....................................................   9
       3.06  Surplus from a Continuing Plan..............................   9
   SECTION 4 - ADMINISTRATION OF THE PLAN................................  10
       4.01  Responsibility for Administration...........................  10
       4.02  Rules for Administration....................................  10
       4.03  Written Explanation of Plan.................................  10
       4.04  Notice of Amendment.........................................  10
       4.05  Annual Statement............................................  10
       4.06  Statement on Termination of Employment or Membership........  10
       4.07  Inspection of Documents.....................................  10
   SECTION 5 - ELIGIBILITY...............................................  12
       5.01  General.....................................................  12
       5.02  Termination of Participation Not Permitted..................  12
       5.03  Re-Employment...............................................  12
       5.04  Transfers between Company-Sponsored Plans...................  12
       5.05  Continuation of Membership by Part-time Employees...........  12
   SECTION 6 - RETIREMENT DATES..........................................  13
       6.01  Normal Retirement Date......................................  13
       6.02  Early Retirement Date.......................................  13
       6.03  Postponed Retirement Date...................................  13
   SECTION 7 - FORMS OF RETIREMENT BENEFIT...............................  14
       7.01  Normal Form for Members Without a Spouse....................  14
       7.02  Normal Form for Members With a Spouse.......................  14
       7.03  Waiver of Spousal Joint and Survivor Pension................  14
       7.04  Optional Forms of Benefit...................................  14
   SECTION 8 - DESIGNATED BENEFICIARY....................................  16
       8.01  Designation of Beneficiary..................................  16
       8.02  No Beneficiary..............................................  16
       8.03  Death of Beneficiary........................................  16
   SECTION 9 - TRANSFERS.................................................  17
       9.01  Transfers to Related Companies..............................  17
       9.02  Transfer from Related Company...............................  17
       9.03  Transfer to Other Company Pension Plan......................  17
       9.04  Reciprocal Transfer Arrangement.............................  17
   SECTION 10 - GENERAL PROVISIONS.......................................  19
       10.01 Non-Alienation..............................................  19
       10.02 Alienation of Benefits on Marriage Breakdown................  19
       10.03 Non-Commutation of Pensions.................................  19
       10.04 No Right to Employment......................................  20
       10.05 No Right to Company Contributions...........................  20
       10.06 Information to be Provided Before Company Pays Benefits.....  20






Salaried Employees of Co-Steel Lasco A Division of Co-Steel Inc.
Amended and Restated July 1, 1997
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     10.07 Company Records...............................................   20
     10.08 Severability..................................................   20
     10.09 Captions and Headings.........................................   20
     10.10 Construction..................................................   20
     10.11 Incompetency..................................................   21
     10.12 Pension Adjustment Limits.....................................   21
     10.13 Reduction in Benefits and Return of Contributions.............   21
     10.14 Benefit Accruals after Benefit Commencement...................   21
     10.15 Determination of Amounts......................................   21
   SECTION 11 - FUTURE OF THE PLAN.......................................   23
     11.01 Continuation of the Plan......................................   23
     11.02 Amendment to the Plan.........................................   23
     11.03 Termination of the Plan.......................................   23
     11.04 Wind-Up Surplus...............................................   23

PART 2 - DEFINED BENEFIT PROVISIONS......................................   25

   SECTION 12 - DEFINITIONS FOR DB PROVISIONS............................   25
   SECTION 13 - ELIGIBILITY FOR DB PARTICIPATION.........................   26
     13.01 Participation Closed..........................................   26
     13.02 Full-Time Employees...........................................   26
     13.03 Part-Time Employees...........................................   26
   SECTION 14 - CONTRIBUTIONS............................................   27
     14.01 Member Required Contributions.................................   27
     14.02 Member Additional Voluntary Contributions.....................   27
     14.03 Company Contributions.........................................   27
   SECTION 15 - RETIREMENT BENEFITS......................................   28
     15.01 Retirement Benefit............................................   28
     15.02 Maximum Benefit...............................................   28
     15.03 Minimum Benefit From Required Contributions...................   29
   SECTION 16 - EARLY RETIREMENT.........................................   30
     16.01 Early Retirement Benefit......................................   30
     16.02 Eligibility for Unreduced Early Retirement Pension............   30
     16.03 Bridge Benefit................................................   31
     16.04 Statutory Limit on Benefit - Early Retirement.................   31
     16.05 Special Early Retirement Benefits.............................   31
     16.06 1992 Special Early Retirement Benefits........................   31
   SECTION 17 - DISABILITY ACCRUAL.......................................   33
     17.01 Eligibility for Disability Accrual............................   33
     17.02 Calculation of DB Pension.....................................   33
     17.03 Disability Accrual Ending Before Normal Retirement............   33
   SECTION 18 - BENEFITS ON DEATH........................................   34
     18.01 Death Benefit for Post-1986 Service...........................   34
     18.02 Death Benefit for Pre-1987 Service............................   34
     18.03 Death after Termination of Employment and Before
           Pension Commencement..........................................   35
     18.04 Death after Commencement of Pension...........................   35
   SECTION 19 - TERMINATION OF EMPLOYMENT................................   36
     19.01 Termination Before 24 Months' Continuous Service..............   36
     19.02 Termination After 24 Months' Continuous Service...............   36
     19.03 Early Commencement of Deferred Pension........................   36
     19.04 Portability of Termination Benefits...........................   36
   SECTION 20 - PENSION INCREASES........................................   38
     20.01 Cost of Living Increase Effectively January 1, 1987...........   38
     20.02 Cost of Living Increase Effectively July 1, 1989..............   38
     20.03 Automatic Indexing............................................   38








Salaried Employees of Co-Steel Lasco A Division of Co-Steel Inc.
Amended and Restated July 1, 1997
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PART 3 - DEFINED CONTRIBUTION PROVISIONS.................................   40

   SECTION 21 - DEFINITIONS FOR DC PROVISIONS............................   40
   SECTION 22 - ELIGIBILITY FOR DC BENEFITS..............................   41
     22.01 Full-time Employees...........................................   41
     22.02 Part-time Employees...........................................   41
     22.03 Waiver of Waiting Period......................................   41
     22.04 DB Members....................................................   41
   SECTION 23 - CONTRIBUTIONS............................................   42
     23.01 Member and Employer Accounts..................................   42
     23.02 Member Optional and Additional Voluntary Contributions........   42
     23.03 Remittance of Member Contributions............................   42
     23.04 Company Contributions.........................................   42
     23.05 Member Contributions While Injured at Work or on
           Parental Leave................................................   42
     23.06 Remittance of Company Contributions...........................   43
     23.07 Crediting of Interest.........................................   43
     23.08 Disability Accrual............................................   43
     23.09 Maximum DC Contributions......................................   43
     23.10 Allocation of Earnings, Forfeited Amounts and Surplus.........   43
   SECTION 24 - RETIREMENT OR TERMINATION BENEFITS.......................   45
     24.01 Less than Two Years of Service................................   45
     24.02 Two or More Years of Credited Service.........................   45
     24.03 Additional Voluntary Contributions............................   45
     24.04 Compliance With Transfer Rules................................   45
     24.05 No Further Entitlements.......................................   45
   SECTION 25 - BENEFITS ON DEATH........................................   46
     25.01 Amount of Death Benefits......................................   46
     25.02 Settlement Options on Death Before Pension Commencement.......   46
   SECTION 26 - INVESTMENT OF ASSETS.....................................   47
     26.01 Investment Options............................................   47
     26.02 Investment Restrictions.......................................   47






Salaried Employees of Co-Steel Lasco A Division of Co-Steel Inc.
Amended and Restated July 1, 1997
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PART 1 - COMMON PROVISIONS

The Plan is divided into three parts. Part 2 sets out the specific defined benefit provisions while Part 3 sets out the defined contribution provisions. This Part 1 contains the provisions that are common to both Parts 2 and 3.







Salaried Employees of Co-Steel Lasco A Division of Co-Steel Inc.
Amended and Restated July 1, 1997
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SECTION 1 - ESTABLISHMENT OF THE PLAN


1.01 The Pension Plan for Salaried Employees of Co-Steel Lasco A Division of Co-Steel Inc. was established by the Company effective October 1, 1968, to provide pension benefits for its salaried employees. Since its establishment the Plan has been amended from time to time.

1.02 Effective January 1, 1982, certain employees (the "Transfer Employees") who had participated in the Designated Plan on or before December 31, 1981 became Members of this Plan. As of January 1, 1982, an amount as calculated by the actuary was transferred from the Designated Plan to this Plan. This amount was calculated using actuarial assumptions adopted for the previous valuation of the Designated Plan, and was certified to be equal to the value of benefits accrued in respect of the Transfer Employees' membership in the Designated Plan up to and including December 31, 1981. No Transfer Employee's accrued entitlement under the Designated Plan as in effect on December 31, 1981 was reduced by virtue of his transfer to this Plan.

1.03 The text was restated effective January 1, 1993, incorporating all changes required to comply with the Income Tax Act and the Regulations thereto.

1.04 Effective July 1, 1997, a defined contribution provision was added to the Plan and is to apply to all Employees who were not Members on June 30, 1997. Employees who were Members on June 30, 1997 continue to participate in the defined benefit provision of the Plan. Any employee who has died, terminated or retired prior to July 1, 1997 shall be governed by the terms of the Plan in effect as at the date of the employees' death, termination or retirement.

1.05 This Plan shall remain in effect subject to the continued registration thereof by the relevant tax authorities to the extent necessary to establish that the Company is entitled to deduct the amount of its payments as expenses before taxes under the provisions of the Income Tax Act or any other applicable tax laws as are now in effect, or as hereafter may be amended or adopted, and subject also to the Plan being registered under the Pension Benefits Act or any other applicable legislation as is now in effect or as may hereafter be amended or adopted.





Salaried Employees of Co-Steel Lasco A Division of Co-Steel Inc.
Amended and Restated July 1, 1997
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SECTION 2 -- DEFINITIONS


For the purposes of this Plan, the following words and phrases shall have the meanings given below, unless a different meaning is clearly required by the context:

2.01 "ACTUARIAL EQUIVALENT" shall mean a pension or other benefit of actuarially equal value to a prescribed pension or other benefit, where the value is computed using actuarial tables and such other methods and assumptions as may be adopted by the Company on the recommendation of the Actuary for purposes of the Plan, subject to any requirements of the Pension Benefits Act.

2.02 "ACTUARY" shall mean a person or firm retained by, but independent of, the Company who is, or one of whose employees is, a Fellow of the Canadian Institute of Actuaries.

2.03 "BARGAINING UNIT PLAN" shall mean the Pension Plan for Hourly-Rated Employees of Co-Steel Lasco A Division of Co-Steel Inc.

2.04 "BENEFICIARY" shall mean a beneficiary designated by a Member pursuant to
     Section 8.

2.05 "BEST AVERAGE EARNINGS" shall mean the average annual Earnings of a Member during the 72 consecutive months of Credited Service preceding the Member's retirement, death or termination of employment in which the highest average is attained. If a Member has not completed 72 months of Credited Service, his Best Average Earnings shall be based on his average annual Earnings during his period of Credited Service.

2.06 "COMPANY" shall mean Co-Steel Inc., and any subsidiary, associated or affiliated corporation which may elect to participate in the Plan with the approval of the board of directors of the Company, and where any reference in the Plan is made to any action to be taken, consent, approval or opinion to be given, discretion or decision to be exercised by the Company, "Company" shall mean Co-Steel Inc., acting through the Pension Committee), or the authorized officers of Co-Steel Inc., as the case may be.

2.07 "COMPENSATION" has the meaning given in Section 147.1 the Income Tax Act, and includes a prescribed amount.

2.08 "CONTINUOUS SERVICE", subject to Section 9 and subsection 13.02, shall mean unbroken employment with the Company counted as the number of years and completed months since the Employee's last date of hire, without regard to periods of temporary suspension of employment, membership or service and without regard to periods of layoff from employment. The Continuous Service of an Employee shall cease when such Employee terminates employment, retires or dies. Periods of Disability Accrual shall count as Continuous Service.

2.09 "CREDITED SERVICE", subject to the following, shall mean the number of completed years and months of a full-time Employee's Continuous Service with the Company, excluding:

     (1) periods of layoff and temporary suspension of employment, membership or service;

     (2) any unpaid leave of absence of up to two (2) years unless approved by the Company for inclusion in Credited Service, and the portion of any period of unpaid leave of absence which exceeds two (2) years other than periods of Disability Accrual;

     (3) any period during which the Employee was eligible to participate in any Company-sponsored pension plan, but elected not to do so;





Salaried Employees of Co-Steel Lasco A Division of Co-Steel Inc.
Amended and Restated July 1, 1997
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     (4)  any period during which the Employee was not eligible to be a Member of the Plan, if that Employee did not become a Member as soon as he was eligible to do so;

     (5) any period while the Employee is on maternity or parental leave which is not required under the Employment Standards Act (Ontario) to be included in Credited Service.

     Notwithstanding the foregoing, with respect to a part-time employee who is a Member of the Plan, Credited Service for the period of part-time service shall be determined by multiplying the Credit Service as determined above by the ratio (rounded up to the next 1/12th) of the Employee's actual hours worked to the hours regularly scheduled to be worked by a full-time Employee. In no event shall such ratio exceed one (1).

2.10 "DISABILITY ACCRUAL" shall refer to a period during which a Member meets the conditions set out in Section 17.01 and is eligible to accrue further pension benefits.

2.11 "EARNINGS" shall mean the basic salary paid to a Member during a period of twelve (12) consecutive months, and shall not include overtime pay, bonuses, profit-sharing, amounts received under any supplementary unemployment benefits plan sponsored by the Company or other extra compensation. With respect to a part-time Employee, and only for the purpose of determining the amount of benefits payable under the Plan, "Earnings" during a period of part-time employment means the Employee's basic salary for such period, multiplied by the ratio of the hours regularly scheduled to be worked by full-time Employees to the part-time Employee's actual hours worked during the same period of part-time employment.

     For the purposes of calculating the Pension Adjustment of a Member for a Plan Year during which the Member experienced a period of disability or an eligible period of temporary absence or reduced pay (as defined in the Income Tax Act), the Earnings of the Member for such Plan Year shall include amounts prescribed under Regulation 8507 of the Income Tax Act to be included in the Compensation of the Member.

2.12 "EFFECTIVE DATE" shall mean October 1, 1968.

2.13 "EMPLOYEE" shall mean any person who is employed by the Company, who is a salaried employee, and who is not a Member of another Company-sponsored registered pension plan.

2.14 "FUNDING AGENCY" shall mean the trustee or insurance company and any combination or successors thereof appointed by the Company to hold, administer and invest the Pension Fund.

2.15 "FUNDING AGREEMENT" shall mean the agreement governing the Pension Fund as may be entered into between the Company and the Funding Agency from time to time for purposes of the Plan.

2.16 "INCOME TAX ACT" means the Canadian Income Tax Act and the Regulations made thereunder.

2.17 "LIFETIME RETIREMENT BENEFITS" shall mean equal level periodic payments which, once they commence to be paid to a Member of a pension plan, will continue to be paid until death unless suspended or commuted before that time.

2.18 "MEMBER" shall mean an Employee or a former Employee who has become a member of the Plan, and who continues to be entitled to benefits under the Plan. "Member" excludes a person who has transferred his benefits pursuant to Sections 19 or 24.

2.19 "MINISTER" means the Minister of National Revenue.

2.20 "PENSION ADJUSTMENT" shall be as defined in the Income Tax Act.

2.21 "PENSION BENEFITS ACT" means the Pension Benefits Act (Ontario) and the Regulations made


Salaried Employees of Co-Steel Lasco A Division of Co-Steel Inc.
Amended and Restated July 1, 1997

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     thereunder, as amended or replaced from time to time.

2.22 "PENSION COMMITTEE" shall mean the pension committee constituted by the Company, consisting of representatives of the board of directors of the Company.

2.23 "PENSION FUND" shall mean the fund administered under the Funding Agreement to provide benefits under the Plan. The "Pension Fund" shall consist of the monies collected and held under both the defined benefit and the defined contribution provisions of the Plan as set out herein in Part 2 and 3 respectively.

2.24 "PLAN" shall mean this Pension Plan for Salaried Employees of Co-Steel Lasco A Division of Co-Steel Inc.

2.25 "PLAN YEAR" shall mean each twelve month period from January 1 to December 31 in each year or such other twelve month period as may be adopted by the Company from time to time.

2.26 "RECIPROCAL TRANSFER ARRANGEMENT" shall have the meaning set forth in
     Section 9.

2.27 "RELATED COMPANY" means a company subsidiary to, affiliated with, or associated with the Company, to which the provisions of this Plan do not apply.

2.28 "SPOUSE" shall mean, at the time a determination of marital status is required, a person of the opposite sex to who a Member is: (1) legally married, provided the Member is not living separate and apart from that person; (2) not legally married, but the Member and that person have been cohabiting continuously in a conjugal relationship for at least three (3) years; or (3) not legally married, but the Member and that person are cohabiting in a conjugal relationship of some permanence and are jointly the natural or adoptive parents of a child (both as defined in the Family Law Act (Ontario)), except that if the definition conflicts with the definition of "spouse" in any other applicable pension standards legislation, such other definition shall take precedence.

2.29 "YMPE" shall have the meaning given to the expression "Year's Maximum Pensionable Earnings" in the Canada Pension Plan.


In this Plan, reference to the male gender shall include the female gender unless the context requires otherwise. Words importing the singular number may be construed to extend to and include the plural number, and vice versa. References to a Part or Section or Sections shall mean a Part or Section or Sections of the Plan.




Salaried Employees of Co-Steel Lasco A Division of Co-Steel Inc.
Amended and Restated July 1, 1997

SECTION 3 -- PENSION FUND


3.01 CONTRIBUTIONS TO THE PENSION FUND

     All contributions of the Members and the Company made in accordance with the provisions of this Plan shall be paid into the Pension Fund.


3.02 PENSION FUND ADMINISTRATION

     Subject to the terms of the Plan, the provisions of the Pension Benefits Act, the Income Tax Act and any other applicable legislation governing the administration, investment or maintenance of pension funds eligible for registration under the Income Tax Act, the Pension Fund shall be administered by the Funding Agency in accordance with the Funding Agreement and the Statement of Investment Policy adopted by the Company.

3.03 LIMITS ON INVESTMENTS

     The assets of the Pension Fund shall be invested in accordance with the provisions of the Pension Benefits Act and the Income Tax Act.


3.04 PROVISION OF BENEFITS

     All benefits under the Plan shall normally be paid out of the Pension Fund, except that the Company may at any time, in its sole discretion, direct the Funding Agency to purchase annuities in respect of any Member. The annuities could be purchased from any life insurance company licensed to do business in Canada, provided that such action would not result in the Plan ceasing to be approved or registered for purposes of the Income Tax Act.

3.05 EXPENSES

     Fees and expenses incurred in the operation of the Plan and the Pension Fund shall be paid from the Pension Fund, unless paid by the Company, its agents, and professional advisors.

3.06 SURPLUS FROM A CONTINUING PLAN

     If at any time while the Plan continues in existence the Actuary certifies that the assets of the DB Fund exceed its liabilities (such excess referred to hereafter as the "surplus") in respect of any or all of the following periods:

(1)  from the Effective Date of the Plan to and including December 31, 1986;

(2)  from January 1, 1987 to and including December 31, 1989; and

(3)  after December 31, 1989,

then all or part of such surplus may be refunded to the Company or may be used by the Company to reduce its contribution obligations under subsection 14.03
(1) or 23.04, subject to any limitations prescribed under the Pension Benefits Act and the Income Tax Act.







Salaried Employees of Co-Steel Lasco A Division of Co-Steel Inc.
Amended and Restated July 1, 1997

SECTION 4 - ADMINISTRATION OF THE PLAN

4.01 RESPONSIBILITY FOR ADMINISTRATION

     The administrator of the Plan for the purposes of the Pension Benefits Act is the Company. As administrator the Company shall be responsible for all matters relating to the administration of the Plan. The Company shall conclusively decide all matters relating to the administration, interpretation and application of the Plan, consistent with the text of the Plan and the terms of the Funding Agreement.

     The Company may authorize a person to exercise any of the powers conferred hereunder.

4.02 RULES FOR ADMINISTRATION

     The Company may enact such rules and regulations relating to the operation of the Plan as it may deem necessary to carry out the terms hereof, and may amend such rules and regulations from time to time. The rules and regulations shall not conflict with any provision of this Plan.

4.03 WRITTEN EXPLANATION OF PLAN

     The Company shall provide each Employee with a written explanation of the terms and conditions of the Plan and amendments thereto applicable to the employee, together with an explanation of the rights and duties of the Employee with reference to the benefits available under the terms of the Plan.

4.04 NOTICE OF AMENDMENT

     The Company shall provide a notice and written explanation of an amendment to the Plan to each Member or other person entitled to payment from the Pension Fund who is affected by the amendment, where required and within the applicable time period prescribed under the Pension Benefits Act.

4.05 ANNUAL STATEMENT

     The Company shall provide not less than annually to each active Member a written statement containing the information prescribed under the Pension Benefits Act in respect of the Member's benefits under the Plan.

4.06 STATEMENT ON TERMINATION OF EMPLOYMENT OR MEMBERSHIP

     When a Member terminates employment or otherwise ceases to be a Member, the Company shall give to the Member, or to any other person who becomes entitled to a payment under the Plan, a written statement setting out the information prescribed under the Pension Benefits Act in respect of the benefits of the Member or other person.

4.07 INSPECTION OF DOCUMENTS

     Within thirty (30) days of a written request, the Company shall make available the documents and information prescribed under the Pension Benefits Act in respect of the Plan and the Pension Fund for inspection without charge by:

Salaried Employees of Co-Steel Lasco A Division of Co-Steel Inc.
Amended and Restated July 1, 1997

(1)  a Member;

(2)  a former Member;

(3)  the Spouse of a Member or former Member;

(4)  any other person entitled to pension benefits under the Plan;

(5)  an agent authorized in writing by a person mentioned in clause (1), (2),
     (3) or (4); or

(6) if applicable, a representative of a union that represents Members of the Plan.

A person entitled to inspect documents pursuant to clause (1), (2), (3), (4),
(5) or (6) above is entitled to make such inspection not more than once in a calendar year.

The Company shall permit the person making the inspection to make extracts from or to copy the prescribed documents and information upon request. The Company shall provide the person making the inspection with copies of any of the prescribed documents or information upon payment to the Company of a reasonable fee.







Salaried Employees of Co-Steel Lasco A Division of Co-Steel Inc.
Amended and Restated July 1, 1997

SECTION 5 - ELIGIBILITY

5.01 GENERAL

     Membership in the defined benefit part of the Plan as set out in Part 2 was closed effective June 30, 1997. Membership in the defined contribution part of the Plan as set out in Part 3 becomes effective July 1, 1997 and applies to eligible Employees who were not Members on June 30, 1997.

5.02 TERMINATION OF PARTICIPATION NOT PERMITTED

     A Member's participation in the Plan shall not be terminated while he remains an Employee.

5.03 RE-EMPLOYMENT

     If an Employee terminates his employment with the Company and is subsequently re-employed, he shall for the purposes of the Plan be regarded as a new Employee who has not had previous service with the Company.

5.04 TRANSFERS BETWEEN COMPANY-SPONSORED PLANS

     A Member of this Plan who becomes a member of the Bargaining Unit Plan shall retain his benefits accrued up to the date of membership under the Bargaining Unit Plan but shall cease to accrue further benefits under this Plan. Such individual shall be immediately eligible to rejoin this Plan as of the date on which he once again becomes an Employee.

5.05 CONTINUATION OF MEMBERSHIP BY PART-TIME EMPLOYEES

     A part-time Employee who has become a Member does not cease to be a Member by reason only that the Employee has earned less than 35% of the YMPE, or has worked less than 700 hours, in any subsequent calendar year.







Salaried Employees of Co-Steel Lasco A Division of Co-Steel Inc.
Amended and Restated July 1, 1997

SECTION 6 - RETIREMENT DATES

6.01 NORMAL RETIREMENT DATE

     For the purposes of the Plan, the normal retirement date of a Member shall be the first day of the month coincident with or next following his attainment of age sixty-five (65). A Member shall retire at his normal retirement date, except as otherwise provided in this Section 6.

6.02 EARLY RETIREMENT DATE

     A Member who has completed at least two (2) years of Plan membership and who leaves active employment with the Company after attaining age fifty-five (55) and before the Members' normal retirement date,

     (1) shall be considered to have retired early for the purposes of the Plan on the first day of the month coincident with or next following the date on which the Member leaves active employment with the Company (the "early retirement date"); and

     (2)  shall be entitled to receive an early retirement pension.

6.03 POSTPONED RETIREMENT DATE

     A Member who requests and obtains Company consent to continue in employment after normal retirement date may postpone retirement under the Plan beyond the Members' normal retirement date on a year-to-year basis. In no event shall retirement be postponed beyond the last day of the calendar year of the Members' sixty-ninth (69th) birthday.

SECTION 7 - FORMS OF RETIREMENT BENEFIT

7.01 NORMAL FORM FOR MEMBERS WITHOUT A SPOUSE

     The normal form of retirement benefit payable to a Member who does not have a Spouse shall be in equal monthly installments payable for the life of the Member and in any event for a period of not less than sixty (60) months. If the member dies before receiving sixty (60) monthly payments, the Member's Beneficiary shall be entitled to receive the value of the remaining balance of the sixty (60) payments. Should the Member's death occur after receiving sixty (60) or more monthly payments, payment of retirement benefits shall cease with the payment immediately preceding the date of the Member's death.

7.02 NORMAL FORM FOR MEMBERS WITH A SPOUSE

     The normal form of retirement benefit payable to a Member who has a Spouse at the date on which pension payments commence shall be a joint and survivor pension payable in monthly installments for the Member's lifetime, and payable after death to the same Spouse for the Spouse's lifetime. This form also applies in the case of a Member who terminated employment with the Company prior to January 1, 1987 and commences receipt of a pension on or after that date. The monthly pension payable to the Spouse, (if surviving) shall be 60% of the amount of each monthly installment being paid to the Member immediately before death. This joint and survivor pension shall be the Actuarial Equivalent of a pension payable in the form described in subsection 7.01.

7.03 WAIVER OF SPOUSAL JOINT AND SURVIVOR PENSION

     A Member who has a Spouse may elect another form of pension provided the Member and Spouse jointly waive the joint and survivor pension described in subsection 7.02. To waive the normal form, the Member must submit to the Company within the twelve-month period immediately preceding the date on which payment of the pension is to commence, a written declaration in the manner and form prescribed under the Pension Benefit Act. Such waiver is rescinded if it is revoked in prescribed form by the Member or the Spouse prior to the commencement of the pension.

7.04 OPTIONAL FORMS OF BENEFIT

     In lieu of a monthly pension payable in the form pursuant to subsection
     7.01 or 7.02, as applicable, and subject to the restriction under subsection 7.03, a Member may elect to receive a monthly pension in a different form as set out below. Such election must be filed with the Company at least one month prior to retirement. Any optional form of pension as described below shall be the Actuarial Equivalent of the monthly pension payable in the chosen form.

     The optional forms available to the Member are as follows:

     (1) LIFE PENSION WITH A 5-YEAR GUARANTEE PERIOD OPTION A Member may elect to receive a pension payable for the Member's remaining lifetime but guaranteed payable for a minimum period of sixty (60) months. In the event of the death of the Member before receiving the sixty (60) guaranteed monthly pension payments, the remaining balance of such sixty (60) guaranteed monthly payments shall continue to be paid to the Beneficiary




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     designated by such Member, until a total of sixty (60) monthly payments have been made from the Plan.

(2) LIFE PENSION WITH A 10-YEAR GUARANTEE PERIOD OPTION A Member may elect to receive an actuarially reduced pension payable to him for his remaining lifetime but guaranteed payable for a minimum period of one hundred and twenty (120) months. In the event of the death of the Member before he has received the one hundred and twenty (120) guaranteed monthly pension payments, the remaining balance of such one hundred and twenty (120) guaranteed monthly payments shall continue to be paid to the Beneficiary designated by such Member, until a total of one hundred and twenty (120) monthly payments have been made from the Plan.

(3) LIFE PENSION WITH A 15-YEAR GUARANTEE PERIOD OPTION A Member may elect to receive an actuarially reduced pension payable to him for his remaining lifetime but guaranteed payable for a minimum period of one hundred and eighty (180) months. In the event of the death of the Member before he has received the one hundred and eighty (180) guaranteed monthly pension payments, the remaining balance of such one hundred and eighty (180) guaranteed monthly payments shall continue to be paid to the Beneficiary designated by such Member, until a total of one hundred and eighty (180) monthly payments have been made from the Plan.

(4) 60% JOINT AND SURVIVOR OPTION Under the 60% Joint and Survivor form of pension, a Member receives a monthly pension payable for life, and after the Member's death, the Member's joint annuitant receives for life a monthly pension in which each installment is equal to 60% of the monthly installment amount paid during the Member's life.

(5) GENERAL Notwithstanding the foregoing, an optional form of pension which results in a guaranteed period exceeding the lesser of fifteen (15) years and the period from the Member's retirement date to the date on which the Member's eighty-sixth (86th) birthday would occur, shall not be permitted. All options must be elected by written notice filed with the Company one month prior to the Member's normal retirement date in a form acceptable to the Company.

The election of an option may be cancelled or revised at any time prior to the Member's actual retirement date, provided written notice of the cancellation or change is filed with the Company. An option shall become effective on the Member's actual retirement date, and shall thereafter be irrevocable.


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SECTION 8 -- DESIGNATED BENEFICIARY

8.01 DESIGNATION OF BENEFICIARY

     (1) Subject to any applicable laws governing the designation of beneficiaries, a Member may designate, by written notice delivered to the Company, a Beneficiary to receive any benefits payable under the Plan to the Member's Beneficiary on the death of the Member.

     (2) A Member may revoke or amend such designation by written notice delivered to the Company at any time before the commencement of his pension, subject to any applicable law governing the revocation or amendment of beneficiary designations.

     (3) Notwithstanding the foregoing, any death benefits payable in respect of membership in the Plan on and after January 1, 1987 will be paid to the Member's Spouse if any, unless the Member and his Spouse are living separate and apart at the date of the Member's death, or unless the Member and his Spouse have waived the Spouse's entitlement to death benefits under the Plan.

8.02 NO BENEFICIARY

     If a Member fails to validly designate a Beneficiary, or if the designated Beneficiary predeceases the Member or dies before payment of the death benefit, any benefits payable to the Member's Beneficiary shall be paid in a lump sum to the estate of the Member.

8.03. DEATH OF BENEFICIARY

     If a Beneficiary, as a result of a Member's death, is entitled to payments under a form of pension with a guaranteed number of payments, and if the Beneficiary dies before receiving all of the guaranteed payments, the Commuted Value of the remaining guaranteed payments will be paid in a lump sum to the estate of the Beneficiary.






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SECTION 9 - TRANSFERS

9.01 TRANSFERS TO RELATED COMPANIES

     (1) In the event that a Member is transferred to the service, and becomes an employee of, a Related Company, the pension benefits he has earned to the date of transfer shall be held to his credit under the Plan until his retirement from, or termination of employment, with the subsidiary, affiliated or associated company. Any pension benefits accrued under Part 2 of the Plan shall be based on his Best Average Earnings, the YMPE, and his Credited Service as of the date of his transfer unless the Member is transferred back pursuant to subsection
          (2). The Member's continued uninterrupted service with such Related Company shall be considered service as a Member of the Plan for purposes of Section 19.

     (2) In the event that such Member is transferred back to the service of the Company as an Employee, the entire period of his employment with the Related Company shall constitute Continuous Service, but not Credited Service unless otherwise determined by the Company and in accordance with any restrictions under the Income Tax Act.

9.02 TRANSFER FROM RELATED COMPANY

     In the event that an employee of a Related Company, is transferred to the service of the Company and becomes an Employee, his immediately prior period of uninterrupted service with the Related Company shall be deemed to be Continuous Service, but not Credited Services, subject to the provisions of subsection 9.01(2). Credited Service shall be computed from the date the Employee joins the Plan.

9.03 TRANSFER TO OTHER COMPANY PENSION PLAN

     In the event a Member is transferred to another Company-sponsored registered pension plan, other than the Bargaining Unit Plan, his normal pension benefit shall be based on his Credited Service at his date of transfer, and on his Best Average Earnings and the YMPE as of his date of retirement or termination from the Company, and shall be held to his credit until such retirement or termination. The Member's service that is counted for benefits under any other registered pension plan of the Company shall be counted as Credited Service under this Plan for the purposes of determining the Member's eligibility for an unreduced early retirement benefit, disability benefit and pre-retirement death benefit. His continuing membership in the other Company-sponsored registered pension plan will constitute Continuous Service for the purposes of vesting under subsection 19.02.

9.04 RECIPROCAL TRANSFER ARRANGEMENT

     Notwithstanding subsections 9.01 and 9.02 but subject to Section 147.3 of the Income Tax Act the Company may enter into a Reciprocal Transfer Arrangement with a Related Company to permit:

     (1) the payment of funds by the Company into the pension plan or other retirement arrangement of the Related Company in respect of a Plan entitlement accrued by a Member transferring to a Related Company; and

     (2) the receipt of funds into the Pension Fund in respect of a pension entitlement accrued by an employee of a Related Company who is transferring to the service of the Company and









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     becoming an Employee thereof.

The parties to any such Arrangement shall have the right to set out the manner of determination of service for purposes of establishing eligibility for, and the calculation of, benefits and other related matters, subject to the applicable laws and regulations.







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SECTION 10 - GENERAL PROVISIONS


10.01 NON-ALIENATION

     Except as specified in Section 10.02, money payable under the Plan is subject to the following restrictions:

     (1) VOID TRANSACTIONS Any transaction that purports to assign, charge, anticipate or give as security money payable under the Plan is void; and

     (2) EXEMPTION FROM SEIZURE Money payable under the Plan is exempt from execution, seizure or attachment.


10.02 ALIENATION OF BENEFITS ON MARRIAGE BREAKDOWN

     (1)  SUPPORT OBLIGATIONS

          Payments under the Plan are subject to execution, seizure or attachment in satisfaction of an order for support or maintenance enforceable in Ontario or another relevant jurisdiction, in accordance with the Pension Benefits Act. In no event will the settlement to the Member and the Spouse combined exceed the amount which would be payable to the Member had the marriage breakdown not occurred.

     (2)  DIVISION OF PROPERTY

          Upon the breakdown of the spousal relationship, a Member may assign or convey his benefits and rights under the Plan to his Spouse or former Spouse, to the extent required and in the manner permitted under the Pension Benefits Act.


10.03 NON-COMMUTATIONS OF PENSIONS

     A pension or deferred payable under Part 2 of the Plan shall not be capable of being commuted, except as follows:

     (1) if the annual pension payable at the Member's normal retirement date is not more than 2% of the YMPE in the year of the Member's retirement or termination, or such other amount as may be prescribed under the Pension Benefits Act, in which case the Company shall pay the Member the Commuted Value of his pension or deferred pension in full discharge of all obligation to the Member under the Plan; or

     (2) as permitted in accordance with the Pension Benefits Act in the event that the life expectancy of the Member is likely to be considerably shortened by reason of his mental or physical disability; or

     (3)  pursuant to Section 19.04.





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
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10.04  NO RIGHT TO EMPLOYMENT

       The Plan shall not be construed to create or enlarge any right of any person to remain in the employment of the Company, nor shall it interfere in any manner with the right of the Company to discharge any person.

10.05  NO RIGHT TO COMPANY CONTRIBUTIONS

       Neither contributions made by the Company, nor excess investment earnings, nor Pension Fund surplus shall constitute an enlargement of the amount of any benefit defined in the Plan. These items shall not at any time create for any person other than the Company any right, title or interest in the assets of the Company or the Pension Fund, except as specifically provided in the Pension Benefits Act.

10.06  INFORMATION TO BE PROVIDED BEFORE COMPANY PAYS BENEFITS

       Payment of benefits shall not be made until the person entitled to payment of the benefit delivers to the Company:

       (1) satisfactory proof of age of the person and other persons who may become entitled to payment of the pension and such other information as may be required to calculate and pay the benefit; and

       (2) if the benefit is payable to a Member's Spouse, a signed declaration of martial status.

       In the case of late filing of documents with the Company, the Member, Spouse, or Beneficiary shall receive the aggregate of all the benefit payments such person would otherwise have received if the necessary information had been provided on a timely basis.

10.07  COMPANY RECORDS

       Wherever the records of the Company are used for the purposes of the Plan, such records shall be conclusive of the facts with which they are concerned, unless and until they are proven to be in error.

10.08  SEVERABILITY

       If any provision of the Plan is held to be invalid or unenforceable by a court of competent jurisdiction, its invalidity or unenforceability shall not effect any other provision of the Plan and the Plan shall be construed and enforced as if such provision had not been included therein.

10.09  CAPTIONS AND HEADINGS

       The captions, headings and table of contents of this Plan are included for convenience of reference only and shall not be used in interpreting the provisions of this Plan.

10.10  CONSTRUCTION

       (1) The Plan is intended to constitute an employee's pension plan qualified for registration under the Income Tax Act and the Pension Benefits Act.




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Amended and Restated July 1, 1997.
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         (2)      Any provision of the Funding Agreement that is inconsistent with the terms of the Plan shall, to the extent of the inconsistency, be of no force or effect.

         (3) The Plan shall be governed and construed in accordance with the laws of the Province of Ontario.

10.11    INCOMPETENCY

         If, in the opinion of the Company, any person receiving a benefit or entitled to receive a benefit under the terms of this Plan is, as a result of physical or mental infirmity, incapable of managing his affairs and no guardian, committee or other representative of the estate of such person has been duly appointed by a court of competent jurisdiction, the Company may authorize any payment to which such person is entitled be made to his spouse, child or other person on his behalf and such payment shall be a complete discharge of the obligation of the Plan to make such payment.

10.12    PENSION ADJUSTMENT LIMITS

         For each calendar year from 1990 onwards, no Pension Adjustment may exceed the lesser of:

         (1)      18% of the Member's Compensation, and

         (2)      the maximum dollar limit defined in the Income Tax Act,

         and, where necessary, benefits will be reduced accordingly, subject to any necessary approvals by the regulatory authorities.

10.13    REDUCTION IN BENEFITS AND RETURN OF CONTRIBUTIONS

         (1) It is hereby stipulated, subject to the approval of the provincial regulatory authority where required, that:

                  (1) the Plan may be amended at any time to reduce the benefits provided in respect of a Member; and

                  (2) a contribution made under the Plan by a Member or by the Company may be returned to the person who made the contribution to the extent necessary to avoid the revocation of the registration of the Plan.

         (2) Subject to the approval of the provincial regulatory authority and the Department of National Revenue, where required, any overpayment of contributions by the Company in a Plan Year, or payments made by the Company that should have been paid out of the Pension Fund may be returned to the Company out of the Pension Fund.

10.14    BENEFIT ACCRUALS AFTER BENEFIT COMMENCEMENT

         No further benefits shall accrue to a Member in respect of a period that is after the day on which retirement benefits commence to be paid to the Member under either this Plan or any other registered pension plan in which the Company participates or another employer who does not deal at arm's length with the Company participates.

10.15    DETERMINATION OF AMOUNTS

         Except as otherwise expressly provided in the Income Tax Act, each amount determined in connection with the Plan shall be determined, where the amount is based on assumptions, using


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such reasonable assumptions as are acceptable to the Minister, and where actuarial principles are applicable to the determination, in accordance with generally accepted actuarial principles.







Salaried Employees of Co-Steel Lasco A Division of Co-Steel Inc.
Amended and Restated July 1, 1997

SECTION 11 - FUTURE OF THE PLAN

11.01    CONTINUATION OF THE PLAN

         The Company intends to maintain the Plan indefinitely, but necessarily reserves the right to amend or discontinue the Plan, in whole or in part, at any time.

11.02    AMENDMENT TO THE PLAN

         No amendment to the Plan shall operate to reduce the pension benefits which have accrued to Members of the Plan prior to the date of such amendment based on Earnings at the date of the amendment, nor shall the Company have the right or power to make any amendment which would cause or permit any portion of the contributions made prior to that date to be diverted for purposes other than for the benefit of the Members, their respective estates, Beneficiaries, eligible Spouses or joint annuitants, in accordance with the provisions of the Plan, the requirements of Revenue Canada and the requirements of the Pension Benefits Act, unless and until all benefits under the Plan are fully provided.

11.03    TERMINATION OF THE PLAN

         (1) If the Plan is would up in whole or in part, the assets of the Pension Fund shall first be allocated for the provision of the benefits in accordance with the terms of the Plan, the Pension Benefits Act, the Income Tax Act and any other applicable legislation. Such benefits may be provided through the purchase of annuity contracts from an insurance company licensed to do business in Canada, the transfer of the Commuted Value of such benefits to a prescribed vehicle, or through the continuation of this Pension Fund or the establishment of a new pension fund for this purpose.

         (2) If the Plan is wound up in whole or in part, the Company shall not make further contributions to the Pension Fund in respect of the Plan or the portion of the Plan being wound up, as the case may be, except for amounts due or that have accrued up to the effective date of the wind-up and have not been paid into the Pension Fund as required by the Plan and the Pension Benefits Act.

         (3) Subject to the application of the Guarantee Fund, if the Plan is wound up in whole or in part and the assets in the Pension Fund are insufficient to pay all the benefits under the Plan, or the portion of the Plan being wound up, as the case may be, the benefits payable shall be reduced in the manner prescribed by the Pension Benefits Act.

11.04    WIND-UP SURPLUS

         If, after making full provision for the accrued pension benefits payable under the Plan or in respect of Members on the wind-up in whole or in part of the Plan, the assets of the Pension Fund exceed its liabilities (such excess referred to hereafter as "surplus"), such surplus shall be refunded to the Company, or used as the Company may direct, provided that:

         (1) the Company obtains the prior written approval of the Financial Services Commission of Ontario, where required, and otherwise complies with the requirements of the Pension Benefits Act and the Income Tax Act; and

         (2) if such surplus is used to provide benefits to, or in respect of a Member that are in


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

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addition to benefits defined under the Plan, the Member's total benefit shall not exceed the maximum benefit permitted to be paid under Section 15.02, and the portion of such surplus that is not used to provide benefits shall be refunded to the Company.







Salaried Employees of Co-Steel Lasco A Division of Co-Steel Inc.
Amended and Restated July 1, 1997

PART 2 - DEFINED BENEFIT PROVISIONS


This Part sets out the specific defined benefit provisions of the Plan.


SECTION 12 - DEFINITIONS FOR DB PROVISIONS


The following words and phrases are defined for the purposes of this Part 2.


12.01 "COMMUTED VALUE" shall mean, in relation to benefits that a person has a present or future entitlement to receive, a lump sum amount which is the actuarial present value of those benefits, computed at a rate of interest and using actuarial tables adopted by the Company on the recommendation of the Actuary, subject to the Pension Benefits Act.

12.02 "CREDITED INTEREST" on Member required contributions under this Part 2 shall be calculated for a given period by multiplying the applicable rate by the balance of Member required contributions plus interest at the beginning of the period.

       (1) If the period is a full Plan Year, "applicable rate" shall equal to the average of the annual yields on five year personal fixed term chartered Company deposit rates (CANSIM B 14045) in that Plan Year.

       (2) If the period is a partial year, as measured from the beginning of that Plan Year to the end of the month in which the Member separates from Continuous Service, "applicable rate" shall equal the rate that was calculated pursuant to subsection (1) for the previous Plan Year, multiplied by 1/12th of the number of months of the Member's Continuous Service in the current Plan Year.

12.03 "DB" shall mean "defined benefit" and shall refer to the benefit provisions contained in this Part 2.

12.04 "DESIGNATED PLAN" shall mean the Pension Plan for Designated Employees of Co-Steel Lasco, A Division of Co-Steel Inc.

12.05 "INDEXED COMPENSATION" means the Compensation received by a Member in a year adjusted to reflect increases in the average wage to the year of pension commencement, as defined under the Income Tax Act.








Salaried Employees of Co-Steel Lasco A Division of Co-Steel Inc.
Amended and Restated July 1, 1997.
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SECTION 13 - ELIGIBILITY FOR DB PARTICIPATION


13.01 PARTICIPATION CLOSED

      Participation in Part 2 was closed to new Members with effect from July 1, 1997. This Section sets out the eligibility provisions applicable prior to July 1, 1997.

13.02 FULL-TIME EMPLOYEES

      (1) A full-time Employee of the Company on January 1, 1965 was eligible to join the Plan on the Effective Date, regardless of age. A full-time Employee who elected not to join the Plan on the Effective Date was permitted to join the Plan on the first day of any month thereafter, provided that such Employee shall not be entitled to a benefit from the Plan in respect of any service during which he was eligible to become a Member but declined to do so.

      (2) A full-time Employee hired by the Company on or after January 1, 1965 and prior to January 1, 1987 became a Member on the first day of the month coincident with or next following the later of completion of one (1) year of Continuous Service and attainment of age twenty-five (25) provided that the Employee had not then attained age sixty-five (65). For this purpose, Continuous Service did not include service while an Employee of Co-Steel Inc. during which the Employee was on leave of absence without pay or layoff.

      (3) A full-time Employee on January 1, 1987 who was a Member on December 31, 1986 continued to be a Member on and after January 1, 1987.

      (4) A full-time Employee who was not a Member on December 31, 1986 shall become a Member on the later of January 1, 1987 and completion of 90 days of Continuous Service.

      (5) An Employee who is not a Member on June 30, 1997 shall not become eligible to participate in this Part 2 of the Plan but instead shall be eligible to participate in Part 3.

13.03 PART-TIME EMPLOYEES

      Each part-time Employee shall become a Member of the Plan on the later of January 1, 1987 and the first day of the month following his completion of twenty-four (24) months of Continuous Service, provided that

      (1)  this date is not later than June 30, 1997 and

      (2) he has earned not less than 35% of the YMPE, or has worked at least 700 hours, in each of two (2) preceding consecutive calendar years




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
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SECTION 14 -- CONTRIBUTIONS

14.01     MEMBER REQUIRED CONTRIBUTIONS

          Effective January 1, 1982, Member contributions to this Part of the Plan were no longer required. Contributions made prior to January 1, 1982 shall remain to the credit of Members, and shall be applied in accordance with the Plan.

14.02     MEMBER ADDITIONAL VOLUNTARY CONTRIBUTIONS

          Members are not permitted to make additional voluntary contributions under this Part 2.

14.03     COMPANY CONTRIBUTIONS

          (1) The Company shall make such contributions to the Pension Fund as are required based on the advice of the Actuary to provide an appropriate level of funding for the benefits payable under this
               Part 2 in accordance with the requirements of the Pension Benefits Act in respect of the following:

               (a) the normal cost of benefits currently accruing to Members under the Plan; and

               (b) for the proper amortization of any unfunded actuarial liability or solvency deficiency;

               in accordance with the Pension Benefits Act and after taking into account the assets of the Pension Fund, contributions of Members and all other relevant factors.

          (2) To the extent required, the Company's contribution in respect of the normal cost of benefits shall be paid in monthly installments within thirty (30) days following the month for which the contributions are payable. The Company's contributions in respect of special payments to amortize an unfunded actuarial liability or solvency deficiency shall be payable in equal monthly installments throughout the Plan Year.




Salaried Employees of Co-Steel Lasco A Division of Co-Steel Inc.
Amended and Restated July 1, 1997

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SECTION 15 - RETIREMENT BENEFITS


15.01 RETIREMENT BENEFIT

     (1) A Member who retires on his normal or postponed retirement date shall be entitled to receive an annual pension benefit, payable in equal monthly instalments, in an amount determined by multiplying the Member's Credited Service by the sum of (a) and (b) below:

          (a)  1% of his Best Average Earnings not in excess of the YMPE

          (b)  1.5% of his Best Average Earnings in excess of the YMPE

          For the purposes of applying the above formula the YMPE used shall be the YMPE in effect on the date the Member's Continuous Service ceases.

     (2)  The pension formula set out in not consistent throughout subsection
          (1) is the amount payable under the normal form of pension for a Member without a Spouse. A pension payable in a different form or commencing before normal retirement date is subject to adjustment so as to be the Actuarial Equivalent.

15.02 MAXIMUM BENEFIT

     (1) Notwithstanding anything contained herein to the contrary, but subject to subsection (5), the total amount of annual annuity payable to a Member under Part 2 of the Plan, shall not exceed the lesser of:

          (a) 2 percent of the Member's highest average Indexed Compensation, and

          (b) $1,722.22 or any other defined benefit maximum permitted by the Income Tax Act,

          multiplied by the number of years, not exceeding thirty-five (35) years, of Credited Service up to December 31, 1991, plus the number of years of Credited Service after December 31, 1991.

     (2) For years of service prior to January 1, 1990 that are credited to a Member after June 8, 1990, the maximum dollar limit in subsection
          (1)(b) above shall be $1,150 or any other defined benefit maximum permitted by the Income Tax Act.

     (3) Such maximum benefits are inclusive of any amounts paid out to the Member's Spouse as a result of marriage breakdown.

     (4) For the purpose of determining a Member's maximum pension, highest average Indexed Compensation shall be the average of the Member's total Indexed Compensation for the three (not necessarily consecutive) non-overlapping 12-month periods of highest Indexed Compensation.

     (5) Notwithstanding the foregoing, the total amount of annual annuity to which a Member shall be entitled prior to age 65 shall not exceed:

          (a) $1,722.22 or any other defined benefit maximum permitted by the Income Tax Act multiplied by the number of years of Credited Service after 1991 plus

          (b) the maximum Canada Pension Plan benefit multiplied by Credited Service after



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          1991 (maximum 35 years) and divided by 35 minus Credited Service before 1991.

15.03 MINIMUM BENEFIT FROM REQUIRED CONTRIBUTIONS

     Upon the earliest of the retirement, termination of employment or death of a Member, the Commuted Value of the Member's pension for Credited Service prior to January 1, 1982 shall be at least equal to the Member's required contributions made to the Plan prior to January 1, 1982 plus Credited Interest to the date of determination.







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SECTION 16 -- EARLY RETIREMENT

16.01 EARLY RETIREMENT BENEFIT

      A Member who retires early pursuant to subsection 6.02 and who is not entitled to an unreduced early retirement pension pursuant to subsection 16.02, may elect to receive either:

      (1) a pension, commencing on the first day of any month between his early retirement date and his normal retirement date, such pension being calculated according to the formula in Section 15 based on the Member's actual Credited Service reduced by 1/2 of 1% for each month by which the pension commencement date precedes the Member's 62nd birthday provided that the Member's pension is at least the Actuarial Equivalent of the deferred pension under subsection 16.02(2); or

      (2) a deferred pension, commencing on the first day of any month on or following the Member's 62nd birthday, calculated according to the formula in Section 15, based on his Credited Service to the date he leaves active employment with the Company.

16.02 ELIGIBILITY FOR UNREDUCED EARLY RETIREMENT PENSION

      Subject to Section 16.04, each Member who has attained one of the following combinations of age and years of Continuous Service, shall be entitled to retire early, and to receive an unreduced pension calculated according to the formula in Section 15, based on his Credited Service to the date he leaves active employment with the Company.

           Age                   Years of Credited Service
           ---                   -------------------------
           62                               10
           61                               13
           60                               16
           59                               19
           58                               22
           57                               25
           56                               28
           55                               30

      Notwithstanding the foregoing, each Member who has attained one of the following, shall be entitled to retire early, and to receive an unreduced pension calculated according to the formula in Section 15, based on his Credited Service to the date he leaves active employment with the Company:

      (1)  the Member has completed at least 30 years of Continuous Service, or

      (2) the Member's age plus years of Continuous Service equals a total of at least 80.



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16.03 BRIDGE BENEFIT

     (1) A Member who retires early and is entitled to an unreduced early retirement pension pursuant to subsection 16.02 shall be entitled to receive a bridge benefit equal to 1/2 of 1% of the Member's Earnings in the year of retirement up to the YMPE, multiplied by his years of Credited Service.

     (2) A Member who retires early pursuant to subsection 6.02, who is not entitled to an unreduced early retirement pension, and who commences his pension prior to age sixty-five (65), shall be entitled to receive a bridge benefit in accordance with subsection 16.03(1), reduced 1/2 of 1% for each month that the pension commencement date precedes the Member's sixty-second (62nd) birthday.

     (3) Any benefit payable under this subsection 16.03 shall commence on the Member's pension commencement date, and shall cease on the earlier of the Member's normal retirement date or, if earlier, the date of the Member's death.

     (4) Notwithstanding the foregoing, in no event will the bridge benefit be greater than the sum of the maximum Old Age Security and Canada Pension Plan benefits which would be payable if the Member were age 65, reduced on a prorated basis if the Member has less than ten years of Credited Service. Furthermore, for benefits earned with respect to service after 1991, the maximum Bridge Benefit is reduced by 0.25% for each month between the commencement date and the Member's attainment of age 60 if a Member is less than age 60 at pension commencement.


16.04 STATUTORY LIMIT ON BENEFIT - EARLY RETIREMENT

      Where a Member commences pension payments prior to his earliest unreduced date, as defined below, the level of such Member's Lifetime Retirement Benefits must be reduced, by at least 1/4 percent for each month (3% per year) that the commencement date precedes the Member's earliest unreduced date. For the purpose of this paragraph, the Member's earliest unreduced date shall be the earlier of (1) the date the Member attains age 60, (2) the day the Member has completed at least 30 years of Continuous Service, or (3) the date the Member's age plus years of Continuous Service equals a total of 80.


15.05 SPECIAL EARLY RETIREMENT BENEFITS

      Notwithstanding the provisions of subsections 16.02 and 16.3 and subject to the Pension Benefits Act and the Income Tax Act, the Company reserves the right to grant, by way of Plan amendment, special early retirement benefits to a class of Members who are eligible to retire early under subsection 6.02.


16.06 1992 SPECIAL EARLY RETIREMENT BENEFITS

      (1)  ELIGIBILITY FOR 1992 SPECIAL EARLY RETIREMENT BENEFIT

           The special early retirement benefit described in subsection 16.06(2) shall be provided to any Member who

           (a) prior to March 31, 1992 is notified by the Company that he has become redundant to the Company or that his position has been eliminated and is notified that accordingly he will be offered special early retirement at a date to be determined

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          by the Company which shall be before December 31, 1992; and

     (b) at the date he retires, has attained age 55 and completed 10 years of Continuous Service.

(2)  1992 SPECIAL EARLY RETIREMENT BENEFIT

     A Member who meets the eligibility conditions described in subsection 16.06(1) and who elects to retire at the date to be determined by the Company shall receive a special early retirement benefit commencing on the first day of the month following his early retirement date, payable in equal monthly instalments, comprised of (a), (b) and (c) as follows:

     (a) a pension calculated as an annual pension according to the formula in subsection 15.01, and the normal form of pension according to Section 7, based on his Credited Service to the date he leaves active employment with the Company, without any reduction on account of his early retirement date;

     (b) a bridge benefit determined according to subsection 16.03(2) payable until the earlier of the Member's normal retirement date according to subsection 6.01, or the date of the Member's death without any reduction on account of his early retirement date; and

     (c) a supplemental bridge benefit calculated as an annual amount determined as specified in the following clauses (i), (ii), and (iii) payable until the earlier of the Member's normal retirement date according to subsection 6.01 or the date of the Member's death:

          (i) the sum of the maximum retirement pension payable from the Canada Pension Plan to a member who retires at age 65 in 1992 and the maximum Old Age Security pension payable in the first quarter of 1992; divided by

          (ii)  27.33; and multiplied by

          (iii) the Member's number of years of Credited Service.

(3)  BENEFIT LIMITATIONS

     A Member who receives the special early retirement benefit described in subsection 16.06(2) is not eligible to receive a benefit under any other provision of subsection 16, and, as a further limitation, the combined amounts of the benefits described in subsection 16.06(2)(b) and (c) cannot exceed the sum of the maximum retirement pension payable from the Canada Pension Plan in 1992 and the maximum Old Age Security pension payable in the first quarter of 1992.




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SECTION 17 - DISABILITY ACCRUAL

17.01 ELIGIBILITY FOR DISABILITY ACCRUAL

     A Member shall continue to accrue Credited Service under the Plan during:

     (1) any period in which the Member is in receipt of a benefit under a Company sponsored disability plan, other than this Plan, to which the Company makes contributions directly or indirectly;

     (2) the portion of any period, not exceeding one year, in which the Member is in receipt of Workers' Compensation disability income benefits; and

     (3) the portion of any period in which the Member in receipt of Workers' Compensation disability income benefits which exceed one (1) year, provided that the Member would be eligible (whether the disability is occupational or non-occupational in nature) to receive benefits under a Company sponsored disability plan if he were not in receipt of Workers' Compensation disability income benefits.

17.02 CALCULATION OF DB PENSION

     If payments described in (1), (2) or (3) above continue until such Member's normal retirement date, his pension at normal retirement date shall be computed in accordance with subsection 15.01, including his period of disablement as Credited Service, and based upon the YMPE and his Best Average Earnings as the date of disability.

17.03 DISABILITY ACCRUAL ENDING BEFORE NORMAL RETIREMENT

     Should payments described in subsection 17.01 (1), (2) or (3) cease prior to such Member's normal retirement date, the provisions of subsection
     17.01 above shall no longer apply and, if he has not returned to active employment, the retirement income in respect of such Member shall be computed at his retirement date or termination date (which shall be deemed to occur on the date the disability accrual ceased), as the case may be, in accordance with the provisions of Section 15, based on his year of Credited Service including the period of disablement, and the YMPE and his Best Average Earnings at his date of disability.









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SECTION 18 - BENEFITS ON DEATH

18.01 DEATH BENEFIT FOR POST -1986 SERVICE

     (1) If a Member dies in active service before completing twenty-four (24) months of Continuous Service, no death benefit is payable under the Plan for service after December 31, 1986.

     (2) If a Member dies in active service after completing twenty-four (24) months of Continuous Service, the death benefit payable under the Plan for service after December 31, 1986 is a lump sum payment equal to the Commuted Value of the Member's deferred pension commencing on his normal retirement date, accrued under subsection 15.01 for service on and after January 1, 1987. The death benefit payable under this subsection 18.01(2) is payable to the Member's Spouse unless the Member and his Spouse are living separate and apart or have completed and filed a waiver in the prescribed form. The Spouse may elect to receive the death benefit in either of the following forms:

          (a)  a lump sum payment; or

          (b) an annuity payable for the Spouse's lifetime, as may be provided by the amount in (a), commencing either immediately or on the first day of any month on or after the Spouse attains age fifty-five (55), but preceding the Spouse's attainment of age sixty-nine (69).

          If the Member does not have a Spouse at date of death, the death benefit payable under this subsection 18.01(2) is payable to the Member's Beneficiary or estate, as applicable, in a lump sum.

18.02 DEATH BENEFIT FOR PRE-1987 SERVICE

     (1) If a Member dies in active service before attaining age forty (40) and completing ten (10) years of Credited Service, the Member's Beneficiary or estate, as applicable, shall receive a lump sum cash refund of the Member's required contributions to the Plan made prior to January 1, 1982 and remaining on deposit in the Pension Fund, if any, plus Credited Interest.

     (2) If a Member dies in active service after both attaining age forty (40) and completing ten (10) or more years of Credited Service, the Member's Spouse shall receive a pension equal to 50% of the basic retirement pension accrued by the Member prior to January 1, 1987 pursuant to subsection 15.01. The Spouse's pension shall be paid in equal monthly installments commencing on the first day of the month following the Member's death, and ceasing with the payment due on the first day of the month in which the Spouse dies.

     (3) In lieu of an immediate pension, the Spouse may elect to receive the death benefit in either of the following forms:

          (a)  a lump sum payment equal to the Commuted Value thereof; or

          (b) an annuity payable for the Spouse's lifetime, as may be provided by the amount in (a), commencing on the first day of any month on or after the Spouse attains age fifty-five (55), but preceding the Spouse's attainment of age sixty-nine (69).






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     (4)  In no event shall the Commuted Value of the death benefit payable pursuant to subsection 18,02(2) for service prior to January 1, 1982 be less than the Member's required Contributions to the Plan made prior to January 1, 1982 and remaining on deposit in the Pension Fund, if any, plus Credited Interest.

     (5) If the Member does not have a Spouse at date of death, the death benefit for service prior to January 1, 1987 shall be payable in accordance with subsection 18.02(1) above.


18.03 DEATH AFTER TERMINATION OF EMPLOYMENT AND BEFORE PENSION COMMENCEMENT

     In the event of the death of a terminated Member, who was entitled to a deferred pension benefit, prior to commencement of pension payments to the Member, the amount of any death benefit in respect of the Member shall be determined and payable in accordance with subsection 18.01 and 18.02, as applicable.

18.04 DEATH AFTER COMMENCEMENT OF PENSION

     In the event of the death of a Member following commencement of his pension payments, the death benefit shall be determined in accordance with the form of pension being paid to the Member pursuant to Section 7.






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SECTION 19 - TERMINATION OF EMPLOYMENT

19.01 TERMINATION BEFORE 24 MONTHS' CONTINUOUS SERVICE

     A Member who terminates employment With the Company before completing twenty-four (24) months of Continuous Service is not entitled to a benefit from the Plan.

19.02 TERMINATION AFTER 24 MONTHS' CONTINUOUS SERVICE

     A Member who terminates employment with the Company after completing twenty-four (24) months of Continuous Service will be entitled to receive a deferred pension commencing at his normal retirement date determined in accordance with subsection 15.01. The Commuted Value of this Member's deferred pension accrued under subsection 15.01 in respect of service before January 1,1982 shall be at least equal to the Member's required contributions made to the Plan before January 1, 1982 plus Credited Interest to the date of determination.

19.03 EARLY COMMENCEMENT OF DEFERRED PENSION

     A Member who terminates employment with the Company prior to attaining age fifty-five (55) and who is entitled to receive a deferred pension under this Section 19, may elect to commence receiving his pension on the first day of any month on or after his attainment of age fifty-five (55) and prior to his normal retirement date. The amount of this pension will be the Actuarial Equivalent of the deferred pension otherwise commencing on his normal retirement date.

19.04 PORTABILITY OF TERMINATION BENEFITS

     (1)  A Member who terminates employment prior to attaining age fifty-five
          (55) may elect to have the Commuted Value of the deferred pension to which he is entitled under this Section 19;

          (a) transferred to another pension plan, provided that the administrator of that pension plan agrees to accept the transfer;

          (b) transferred to a locked-in retirement savings arrangement as prescribed in the Pension Benefits Act; or


          (c) applied to purchase a deferred life annuity from an insurance company licensed to transact business in Canada, provided that payment of the annuity will not commence until the Member has attained at least age fifty-five (55)


          Notwithstanding the foregoing,a Member who terminates employment prior to attainment of age forty-five (45) and completion of ten (10) or more years of Continuous Service, may elect to have the Commuted Value of his deferred pension accrued prior to January 1, 1987, to which he is entitled under this Section 19, transferred to a registered retirement savings plan on a non-locked-in basis. Upon such transfer or purchase, the Member shall have no further entitlement under the Plan.







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     (1)  The Company shall not permit a transfer or purchase under subsection
          19,04(1) unless it is satisfied that the transfer or purchase is in accordance with the Pension Benefits Act and Section 147.3 of the Income Tax Act.

     (2)  A Member who is entitled to a refund of contributions under this
          Section 19 may elect to transfer the amount of the refund to a registered retirement savings plan on a non-locked-in basis.






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Amended and Restated July 1, 1997
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SECTION 20 - PENSION INCREASES

20.01 COST OF LIVING INCREASE EFFECTIVE JANUARY 1, 1987

     (1) ELIGIBILITY The pension payable to each retired Member, surviving Spouse or joint annuitant in receipt of pension payments from the Plan as of November 30, 1986 shall be increased effective January 1, 1987 in accordance with subsection 20.01(2) and 20.01(3).

     (2) FORM OF PENSION The additional pension benefit payable to each eligible retired Member, surviving Spouse or joint annuitant pursuant to this subsection 20.01 shall be payable commencing on the later of January 1, 1987 and the first day of the month on or following the Member's sixtieth (60th) birthday in the same form as the basis pension currently in payment to that retired Member, surviving Spouse or joint annuitant.

     (3) AMOUNT OF PENSION INCREASE The amount of pension payable to each retired Member, surviving Spouse or joint annuitant to whom subsection 20.01(1) applies shall be increased by 50% of the percentage increase in the Consumer Price Index for the period commencing on the date pension payments commenced to be paid to such person, and ending on November 30, 1986.

     If a Member is younger than age sixty (60) at January 1, 1987, his additional pension benefits at age sixty (60) combined with his basic retirement pension shall not exceed the maximum pension under subsection 15.02.

20.02 COST OF LIVING INCREASE EFFECTIVE JULY 1,1989

     (1) ELIGIBILITY The pension payable to each retired Member, surviving Spouse or joint annuitant in receipt of pension payments from the Plan as of March 31, 1989 shall be increased effective July 1, 1989 in accordance with subsections 20.02(2) and 20.02(3).

     (2) FORM OF PENSION The additional pension benefit payable to each eligible retired Member, surviving Spouse or joint annuitant pursuant to this subsection 20.02 shall be payable commencing on the later of July 1, 1989 and the first day of the month on or following the Member's sixtieth (60th) birthday in the same form as the pension currently in payment to that retired Member, surviving Spouse or joint annuitant.

     (3) AMOUNT OF PENSION INCREASE The amount of pension payable to each retired Member, surviving Spouse or joint annuitant to whom subsection 20.02(1) applies shall be increased by 50% of the percentage increase in the Consumer Price Index for the period commencing on the later of:

          (a) the date pension payments commenced to be paid to such retired Member, surviving Spouse or joint annuitant; and

          (b)  November 30,1986;

          and ending on March 31, 1989.

     If a Member is younger than age sixty (60) at July 1, 1989, his additional pension benefits at age sixty (60) combined with his basic retirement pension shall not exceed the maximum pension under subsection 15.02.

20.03 AUTOMATIC INDEXING





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     (1)  Effective March 1, 1992, annual cost of living increase payments are provided to:

          (a) a Member who is receiving monthly pension payments from the Plan, either due to retirement or disability; and

          (b) the surviving Spouse or surviving joint annuitant of the Member who was receiving monthly pension payments from the Plan, provided that the Member or the surviving Spouse or surviving joint annuitant was receiving his or her pension on January 1 of the year preceding the year during which the increase is paid.

     (2) The percentage increase for the cost of living adjustment is determined as at March 1 each year, the first such determination being made as of March 1, 1992, and the amount of such increase shall be the lesser of (a) and (b) as follows:

          (a) 80% of the percentage increase, if any, in the Consumer Price Index during the twelve (12) month period ending on the immediately preceding December 31; or

          (b)  4%

          The percentage increase applies to the amount of the pension, exclusive of bridge benefit payments, being paid to the Member or surviving Spouse or surviving joint annuitant at the date the inflation adjustment is granted.

     (3) For the purposes of this subsection 20.03, "Consumer Price Index" means the Consumer Price Index for Canada for All Items (Not Seasonally Adjusted) provided by Statistics Canada, or such other official measure of price movement as may be substituted therefor.

     (4) The additional pension granted pursuant to this subsection 20.03 is payable in the same form and with the same guarantees as the pension to which the increase is applied, and additional pension payments shall be cumulative.






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PART 3 - DEFINED CONTRIBUTION PROVISIONS

This Part sets out the provisions of the Plan related to the defined contribution provisions.

SECTION 21 - DEFINITIONS FOR DC PROVISIONS

21.01 "DC" shall mean defined contribution and shall refer to the benefits provided under this Part 3.

21.02 "DC FUND" shall be the portion of the Pension Fund related to this Part 3 and shall consist of: (1) Individual Member Accounts, into which shall be deposited all required optional matched and additional voluntary contributions made by a Member, and individual Employer Accounts, into which are deposited all contributions made by the Company in respect of a Member together with the interest credited thereon.

21.03 "DC MEMBER" shall mean a Member who is participating in this Part 3.

21.04 "EMPLOYER ACCOUNT" means the account established for the Member pursuant to Section 24 into which defined contributions made by the Company in respect of such Member are credited.

21.05 "INTEREST" with respect to a Member Account or Employer Account shall mean the investment income, including realized and unrealized capital gains, that is earned on the investments which are held in the Member Account or Employer Account.

21.06 "MEMBER ACCOUNT" means the account established for the Member pursuant to
      Section 24 into which required, optional matched and additional voluntary contributions made by such Member in respect of the Member's defined contribution pension are credited.







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SECTION 22 - ELIGIBILITY FOR DC BENEFITS

22.01 FULL-TIME EMPLOYEES

A full-time Employee who is not a Member on June 30, 1997 shall become a DC Member on the first day of the month following twenty-four months of employment with the Company,

22.02 PART-TIME EMPLOYEES

Each part-time Employee who is not B Member on June 30, 1997 &all become a DC Member on the first day of the month following his completion of twenty-four
(24) months of Continuous Service, provided he has earned not less than 35% of the YMPE, or has worked at least 700 hours in each of two preceding consecutive calendar years.

22.03 WAIVER OF WAITING PERIOD

At the sole discretion of the Company, the waiting period for membership as set out above may be waived or reduced depending on the circumstances of the Employee.

22.04 DB MEMBERS

A Member who continues to accrue pension benefits under Part 2 of the Plan shall not be permitted to become a DC Member.





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SECTION 23 - CONTRIBUTIONS

23.01 MEMBER AND EMPLOYER ACCOUNTS

      A Member Account and an Employer Account shall be set up for each Member. Any contributions made by a Member shall be deposited into the Member Account. The Member Account is made up of sub-accounts for the Member's optional and additional voluntary contributions, if any, plus Interest thereon. Any contributions made by the Company shall be deposited into the Employer Account and will accumulate with Interest.

23.02 MEMBER OPTIONAL AND ADDITIONAL VOLUNTARY CONTRIBUTIONS

     (1)  A DC Member is not required to contribute to the Plan.

     (2) A DC Member may make optional contributions of 1%, 2%, or 3% of Earnings.

     (3) In addition to optional contributions, a DC Member may also make additional voluntary contributions provided that the sum of the DC Member's total contributions and the Company contributions on his behalf do not exceed the tax-deductible limit.

     (4) A Member may change his optional or additional voluntary contribution rate once a year, by completing the prescribed form and delivering it to the Human Resources Department at least 30 days prior to the end of the Plan Year.

23.03 REMITTANCE OF MEMBER CONTRIBUTIONS

      The Company shall remit to the Funding Agency, all sums received by the Company for a Member or deducted from a Member's pay, not later than 30 days after the end of the month in which such sums are received or deducted.

23.04 COMPANY CONTRIBUTIONS

      Subject to subsection 23.11, the Company will contribute on behalf of each DC Member;

     (1)  an amount equal to 2% of such Member's Earnings in the month: plus

     (2) an amount equal to the optional matched contribution made by the Member under subsection 23.02(2).

23.05 MEMBER CONTRIBUTIONS WHILE INJURED AT WORK OR ON PARENTAL LEAVE

      Where a Member is on a period of leave and in receipt of Workers' Compensation benefits or is on a period of child care leave, the Company will continue to make its contributions under 23.04(1) in respect of the Member during the leave period, to a maximum of 12 months.

      The Company will notify an affected Member, in writing, that the continuance of the Company's contributions under 23.04(2) is conditional on the Member's election in writing to continue making his or her optional contributions, if any, under the Plan during the leave of absence. If the Member elects in writing to cease making required contributions, the Company shall cease making its matching optional contributions under 23.04(2) in respect of the Member under the Plan during the period of leave.






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23.06 REMITTANCE OF COMPANY CONTRIBUTIONS

      The Company contributions shall be remitted not later than 30 days after the end of the period in respect of which it is made. All contributions made by the Company shall be in respect of Employees.

23.07 CREDITING OF INTEREST

      Each contribution made pursuant to Part 3 will begin to accrue Interest no later than the end of the month in which the contribution is credited to the DC Fund. The amount of Interest will depend on the investment fund or funds chosen by the DC Member. Interest will be applied to the Member Account and the Employer Account up to the date that the investments are liquidated.

23.08 DISABILITY ACCRUAL

      On behalf of each DC Member who becomes disabled on or after July 1, 1997 and satisfies the conditions for Disability Accrual, the Company will contribute monthly during the period of Disability Accrual until the retirement of such Member, the contributions indicated in subsections 23.04(1) and 23.04(2) hereof. Such contributions shall commence to be made on the first day of the month coincident with or next following the date the Member is certified to be Totally and Permanently Disabled.

      A DC Member may elect to contribute to the Plan during a period of Disability Accrual, in accordance with subsection 23.02(2).

23.09 MAXIMUM DC CONTRIBUTIONS

      Notwithstanding the other provisions of this Section 23, in any calendar year, in respect of any Member, the total of:

     (1)  the Member contributions made pursuant to subsection 23.02;

     (2)  the Company contributions made pursuant to subsection 23.04;

     (3) any allocations made in respect of the Member pursuant to subsection 23.11; and

     (4) any contributions made to a Company-sponsored or "non-arm's length" company-sponsored plan (as defined under the Income Tax Act) by or on behalf of the Member,

      shall in no event exceed the lesser of the "money purchase limit" (as defined under the Income Tax Act) for the year and 18% of the Member's Compensation from the Company for the year.

23.10 ALLOCATION OF EARNINGS, FORFEITED AMOUNTS AND SURPLUS

     (1) Earnings of the DC Fund shall be allocated to Members on a reasonable and equitable basis, at least monthly.

     (2) "Forfeited amounts" (as defined under the Income Tax Act) together with Interest reasonably attributable thereto shall be used by the Company to offset administrative, investment or similar expenses incurred in connection with the Plan. Alternatively, "forfeited amounts", may be used to offset the Company's required contributions under subsections 23.04, 23.05, and 23.08 on or before December 31 of the year immediately following the calendar year in which the amounts were forfeited.

     (3) The Company may utilize surplus arising from Part 2 of the Plan to offset its required






Salaried Employees of Co-Steel Lasco A Division of Co-Steel Inc.
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contributions under subsection 23.04, 23.05, or 23.08.







Salaried Employees of Co-Steel Lasco A Division of Co-Steel Inc.
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SECTION 24 - RETIREMENT OR TERMINATION BENEFITS

24.01 LESS THAN TWO YEARS OF SERVICE

      (1) A Member who terminates employment before he has completed two years of Continuous Service while a Member shall be entitled to a lump sum cash payment or a transfer in accordance with subsection (2) below. The amount of the lump sum shall equal the balance in the Member Account.

      (2)  The Member may receive his entitlement as

           (a)  a lump sum cash payment less tax withholding,

           (b) a transfer to a registered retirement savings plan that need not be locked in, or

           (c) a transfer to an insurance company to purchase an annuity commencing not before age 55.

24.02 TWO OR MORE YEARS OF CREDITED SERVICE

      (1) A Member who terminates employment with the Company after he has completed two years of Credited Service shall be entitled to a lump sum equal to the balance in his Member Account and the Employer Account.

      (2)  The Member may receive his entitlement as

           (a) a transfer to a prescribed retirement arrangement under the Pension Benefits Act, or

           (b) a transfer to another registered pension plan provided the terms of such plan will accept the transfer, or

           (c) a transfer to an insurance company to purchase an annuity in prescribed form commencing not before age 55.

24.03 ADDITIONAL VOLUNTARY CONTRIBUTIONS

      Notwithstanding the above, a Member who has made additional voluntary contributions may elect to receive the portion of his Member Account attributable to such additional voluntary contributions in accordance with any of the forms set out in subsection 24.01(2).

24.04 COMPLIANCE WITH TRANSFER RULES

      The Company shall not permit a transfer under this Section 24 unless the Company is satisfied that the transfer is in accordance with the Pension Benefits Act and the restrictions set out in Section 147.3 of the Income Tax Act. The transferee can accept the transferred amount only on the condition that the amounts will continue to be administered in accordance with the Pension Benefits Act and where amounts are locked-in will be administered as locked-in amounts.

24.05 NO FURTHER ENTITLEMENTS

      If a Member's entitlements have been transferred out of the Plan pursuant to this Section 24, the Member shall retain no further rights or entitlements under the Plan.





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SECTION 25 - BENEFITS ON DEATH

25.01 AMOUNT OF DEATH BENEFITS

      If a Member continues to have a Member Account or Employer Account at the time of death, a death benefit equal to his Member Account and Employer Account Balance will be payable to his Beneficiary.

25.02 SETTLEMENT OPTIONS ON DEATH BEFORE PENSION COMMENCEMENT

      (1) If, on the death of a Member, the Beneficiary is the Spouse, the Spouse may elect to have the death benefit under this Part transferred in accordance with any of the options set out in subsection 24.01(2).

      (2) Such Spouse must elect the form of settlement within 60 days following receipt of such information as is prescribed by the Pension Benefits Act. In the absence of any election, the Spouse shall be deemed to have elected to receive a deferred pension.

      (3) Where the Beneficiary is not the Spouse, the death benefit will be paid in a lump sum to the designated Beneficiary or in the absence of a designated Beneficiary, the Member's estate.





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SECTION 26 - INVESTMENT OF ASSETS

26.01 INVESTMENT OPTIONS

      DC Members shall be afforded certain investment options as determined by the Company from time to time, in respect of the monies in their Member and Employer Accounts in the DC Fund. The Member is solely responsible for making his investment selections. The Company may impose restrictions or conditions on the number of times in a year that a Member may alter his investment choices and the advance notice required to make such alterations.

26.02 INVESTMENT RESTRICTIONS

      Notwithstanding the foregoing, the Company shall ensure that the assets of the Plan are invested in accordance with the Pension Benefits Act and in that regard shall obtain an undertaking from any entity which is delegated the duty to invest the assets that such assets will be invested in accordance with the Pension Benefits Act and with any written guidelines provided by the Company.





Salaried Employees of Co-Steel Lasco A Division of Co-Steel Inc.
Amended and Restated July 1, 1997